Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KinderCare Learning Companies, Inc. of our report dated March 13, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in KinderCare Learning Companies, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2026.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

May 14, 2026